EXHIBIT 10.1

AGREEMENT

This Agreement (“Agreement”) is made as of the 20th day of October, 2015, by and among Samuel G. Rose, Melvin Lenkin, Edward Lenkin, Julie Walters, RPM Greenbaum and the 401(k) plan dated December 1, 1992, Judy Lenkin Lerner, Judy Lenkin Lerner Revocable Trust, ML Dynasty Trust, MLTM Lending, LLC , TM Investments LP, Thomas O. Bowersox, Southern Management Corporation (all of the foregoing parties collectively and individually referred to as the “Rose Lenkin SM Parties”), Axion International Holdings, Inc. (“Holdings”), Axion International, Inc. (“International”) and Axion Recycled Plastics Incorporated (collectively with International, “Axion”), as follows:

WHEREAS, the Rose Lenkin SM Parties hold debt obligations issued by and equity securities in Holdings;

WHEREAS, the Rose Lenkin SM Parties desire to cooperate with Holdings with the objective of eliminating the Holdings debt obligations they hold and reducing their equity interests in order to facilitate Holdings’ ability to restructure its consolidated balance sheet and raise additional capital; and

WHEREAS, the parties hereto desire to set forth their mutual agreements and understandings.

NOW, THEREFORE, in consideration of the recitals set forth above and made a material part of this Agreement, and other good and valuable consideration acknowledged to have been received, the parties hereto agree:

1.       EAGLE BANK LOAN: Melvin Lenkin and Samuel G. Rose agree to remain as guarantors of Axion’s loan with Eagle Bank and agree to cooperate with the extension of such loan for an additional two (2) years. Melvin Lenkin’s and Samuel G. Rose’s obligations set forth in the preceding sentence are contingent upon Allen R. Kronstadt similarly agreeing to remain as a guarantor of such loan and agreeing to cooperate with the extension of such loan for an additional two (2) years.

2.       ROSE, LENKIN, SOUTHERN MANAGEMENT AND RELATED PARTIES MATTERS: Samuel G. Rose, Melvin Lenkin, Edward Lenkin, Julie Walters, RPM Greenbaum and the 401(k) plan dated December 1, 1992, Judy Lenkin Lerner, Judy Lenkin Lerner Revocable Trust, TM Investments LP, ML Dynasty Trust, MLTM Lending, LLC, Thomas O. Bowersox and Southern Management Corporation (defined above individually and collectively as the “Rose Lenkin SM Parties”) shall do the following, as applicable, and Holdings and Axion shall do the following, as applicable:

(i)      RELEASE OF ALL CLAIMS: The parties shall execute and deliver the Release Agreement in the form attached hereto as Exhibit A contemporaneously with the execution and delivery of this Agreement. The Release Agreement shall be effective as of the date thereof.

(ii)      SALE OF NOTES; RELEASE OF AXION FROM OTHER OBLIGATIONS: Each of the Rose Lenkin SM Parties shall sell to Axion all of the debt obligations issued by Axion (or any of its subsidiaries) to such Party, as set forth on the attached Schedule 2(ii), for an aggregate total sales price of Two Dollars ($2.00). Axion hereby represents to the Rose Lenkin SM Parties that all of such notes are registered in the books and records of Axion in the names of the Rose Lenkin SM Parties and the transfer of any such notes may be effected only by surrender of the old instrument and either the reissuance by the issuer of the old instrument to the new holder or the issuance by the issuer of a new instrument to the new holder. Axion further agrees to not report the purchase of such promissory notes as capital contributions from the Rose Lenkin SM Parties. Excepting for the sales as described hereinabove in this section 2(ii), for the Rose Lenkin SM Parties Warrant Stock as set forth in section 2(iii) herein below, and for the Preferred Shares as set forth in section (iv) herein below, each of the Rose Lenkin SM Parties agrees that the remainder of the Axion shares, interests and rights he, she or it holds shall be surrendered to Axion for cancellation, including the cancellation of all other indebtedness owing from Axion to such parties, including any unpaid interest, and the termination of all rights they possess under any ancillary agreements pertaining to such indebtedness or shares, as well as the full release of all claims which they may possess against Axion and its respective officers, directors, employees, and representatives pursuant to the Release Agreement attached hereto as Exhibit A.

1

(iii)      RETAINED STOCK OF ROSE LENKIN SM PARTIES: The Rose Lenkin SM Parties shall retain the shares of common stock in Axion which they obtained in exchange for the warrants granted to them (collectively, “Rose Lenkin SM Parties Warrant Stock”), being specifically the following shares: 10,864,529 owned by Samuel G. Rose, 10,204,109 shares owned by MLTM, 294,153 shares owned by Edward Lenkin, 364,944 shares owned by Judy Lenkin Lerner, and 717,090 owned by Southern Management.

(iv)      PREFERRED SHARES OF ROSE LENKIN PARTIES: The Rose Lenkin SM Parties shall sell, assign and transfer all of their preferred shares of Axion stock (“Preferred Shares”) to a designee of Holdings for an aggregate total sales price of Two Dollars ($2.00).

(v)      DIRECTORS AND OFFICERS LIABILITY INSURANCE: Axion shall maintain in full force and effect directors and officers liability insurance policies covering former officers and directors, which policies shall provide coverage for such parties that is at least as extensive as the coverage under the policies that are in force as of the date of this Agreement. In the event Axion is unable to maintain or renew all such policies upon the same or better terms and conditions with respect to former officers and directors, then Axion shall provide written notice to the Rose Lenkin SM Parties at least 60 days prior to the expiration, cancellation or other termination of such policies.

3.       WACO AMIGOS REAL ESTATE LLC:

(i)      WACO TRACK AGREEMENT: Melvin Lenkin and Samuel G. Rose shall use their best efforts to cause Waco Amigos Real Estate, LLC (“Waco Amigos”), the landlord of the Axion plant in Waco, Texas, to execute the Track Agreement as defined below. Melvin Lenkin’s and Samuel G. Rose’s obligations set forth in the preceding sentence are contingent upon (1) Allen R. Kronstadt similarly agreeing to cause Waco Amigos to execute the Track Agreement, and (2) Axion executing the Track Agreement. For purposes of this Section 3(i), “Track Agreement” means the Industry Track Agreement, the Indemnification Agreement Relating to the Industry Track Agreement, and the Agreement and Consent to Joint Use of Track, all in the forms attached hereto collectively as Exhibit B, or in such other form as Waco Amigos and Axion mutually agree.

(ii)      NO EFFECT UPON WACO LEASE: Nothing in this Agreement, or in any releases provided in connection with this Agreement, shall affect or impair any party’s rights under that certain lease agreement between Axion and Waco Amigos with respect to the Texas Property.

2

4.       MISCELLANEOUS PROVISIONS:

(i)      ENTIRE AGREEMENT: This Agreement contains the entire understanding among the parties hereto and supersedes all prior written or oral agreements among them respecting the within subject matter, unless otherwise provided herein. There are no representations, agreements, arrangements or understandings, oral or written, among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

(ii)      FURTHER ASSURANCES: The parties hereto agree to execute, acknowledge and deliver such further assurances, instruments and documents, and shall take such further actions, as any party may reasonably request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

(iv)      COUNTERPARTS: This Agreement may be executed in one or more counterparts (and by each of the parties on separate counterparts), each of which shall constitute an original, but all of which together shall constitute one and the same instrument, and photographic copies of such signed counterparts may be used in lieu of the original for any purpose authorized by this Agreement.

(v)      REPRESENTATIONS OF THE PARTIES: The parties declare that they fully understand the facts and all of their respective legal rights and liabilities; that this Agreement and all of its terms and conditions were negotiated at arms-length; that each party has entered into this Agreement in good faith and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged; that they believe the Agreement to be fair, just, and reasonable; and that they sign the Agreement freely and voluntarily and without fraud, duress, undue influence or coercion of any kind.

(vi)      GOVERNING LAW; VENUE: This Agreement is made and entered in the State of Maryland and shall in all respects be governed by and construed and enforced in accordance with the substantive laws of the State of Maryland. The Parties hereby agree that any claims arising from or related to the enforcement of this Agreement shall be subject to the jurisdiction of the courts of the State of Maryland, and the Parties specifically agree to the venue of the Circuit Court for Montgomery County, Maryland for such purpose.

(vii)      WAIVER OF JURY TRIAL: THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY FOR ANY DISPUTES ARISING OUT OF THIS AGREEMENT.

(viii)      RECITALS: The recital above is incorporated into the Agreement as a material part.

(ix)      HEADINGS: The headings to this Agreement are for convenience only and in the event of conflict between a heading and the body of the Agreement, the body of the Agreement shall control.

3

IN WITNESS WHEREOF, the parties hereto have set their hands and seals effective as of the date first above written.

ROSE LENKIN SM PARTIES:

/s/ Samuel G. Rose	(SEAL)
Samuel G. Rose

/s/ Melvin Lenkin	(SEAL)
Melvin Lenkin

/s/ Edward Lenkin	(SEAL)
Edward Lenkin

/s/ Julie Walters	(SEAL)
Julie Walters

RPM GREENBAUM AND THE 401(K) PLAN DATED DECEMBER 1, 1992

By: /s/ Samuel G. Rose	(SEAL)
Name: Samuel G. Rose
Title: Administrator

/s/ Judy Lenkin Lerner	(SEAL)
Judy Lenkin Lerner

4

JUDY LENKIN LERNER REVOCABLE TRUST

By: /s/ Judy Lenkin Lerner	(SEAL)
Name: Judy Lenkin Lerner
Title: Granter

ML DYNASTY TRUST

By: /s/ Thomas O. Bowersox	(SEAL)
Name: Thomas O. Bowersox
Title: Trustee

MLTM LENDING, LLC

By: /s/ Thomas O. Bowersox	(SEAL)
Name: Thomas O. Bowersox
Title: Trustee, ML Dynasty Trust

/s/ Thomas O. Bowersox	(SEAL)
Thomas O. Bowersox

SOUTHERN MANAGEMENT CORPORATION

By: /s/ David H. Hillman	(SEAL)
Name: David H. Hillman
Title: CEO

TM INVESTMENTS LP

By: /s/ Melvin Lenkin	(SEAL)
Name: Melvin Lenkin, President
Title: CF Holdings, Inc. General Partner

5

AXION INTERNATIONAL HOLDINGS, INC:

By: /s/ Claude Brown, Jr.	(SEAL)
Name: Claude Brown, Jr.
Title: CEO

AXION INTERNATIONAL, INC.:

By: /s/ Claude Brown, Jr.	(SEAL)
Name: Claude Brown, Jr.
Title: CEO

AXION RECYCLED PLASTICS INCORPORATED:

By: /s/ Claude Brown, Jr.	(SEAL)
Name: Claude Brown, Jr.
Title: CEO

6